Exhibit 99.4

Directors and Executive Officers of Universal Guaranty Life Insurance Company:

Jesse T. Correll, Director, CEO and Chairman of the Board
James P. Rousey, Director and President
John S. Albin, Director
Randall L. Attkisson, Director
Joseph A. Brinck, Director
Ward F. Correll, Director
Thomas F. Darden, Director
Howard L. Dayton, Director
Daryl J. Heald, Director
Peter L., Ochs, Director
William W. Perry, Director

Directors and Executive Officers of UTG, Inc.:

Jesse T. Correll, Director, CEO and Chairman of the Board
James P. Rousey, Director and President
John S. Albin, Director
Randall L. Attkisson, Director
Joseph A. Brinck, Director
Ward F. Correll, Director
Thomas F. Darden, Director
Howard L. Dayton, Director
Daryl J. Heald, Director
Peter L., Ochs, Director
William W. Perry, Director

The following table shows the business address and principal occupation(s) of the individuals identified above in this Exhibit:

John S. Albin	2445 E 875 N Douglas County P O Box 377 Newman, IL 61942	Director UTG, Inc and Universal Guaranty Life Insurance Company

Randall L. Attkisson	143 Cold Spring Drive Stanford, KY 40484	Director UTG, Inc, Universal Guaranty Life Insurance Company, ACAP Corporation, American Capitol Insurance Company

Joseph A. Brinck	201 Sales Avenue Harrison, OH 45030	Director UTG, Inc and Universal Guaranty Life Insurance Company

Jesse T. Correll	P O Box 328 99 Lancaster Street Stanford, KY 40484	Director, CEO and Chairman of the Board UTG, Inc, Universal Guaranty Life Insurance Company, ACAP Corporation, American Capitol Insurance Company

Ward F. Correll	P O Box 430 150 Railroad Drive Somerset, KY 42502	Director UTG, Inc, Universal Guaranty Life Insurance Company, ACAP Corporation and American Capitol Insurance Company

Thomas F. Darden	111 E. Hargett Street Suite 300 Raleigh NC 27601-1439	Director UTG, Inc and Universal Guaranty Life Insurance Company

Howard L. Dayton	601 Broad Street SE Gainesville, GA 30501-3790	Director UTG, Inc and Universal Guaranty Life Insurance Company

Daryl J. Heald	820 Broad Street Suite 300 Chattanooga, TN 37402	Director UTG, Inc and Universal Guaranty Life Insurance Company

Peter L. Ochs	319 South Oak Wichita, KS 67213	Director UTG, Inc and Universal Guaranty Life Insurance Company

William W. Perry	508 West Wall Street Suite 1250 P O Box 10886 Midland, TX 79701	Director UTG, Inc, Universal Guaranty Life Insurance Company and American Capitol Insurance Company

James P. Rousey	5250 South Sixth Street Springfield, IL 62703	Director UTG, Inc, Universal Guaranty Life Insurance Company, ACAP Corporation and American Capitol Insurance Company